Exhibit 7

Execution Version

2nd Supplement to the

Shareholders’ Agreement

in relation to the Parties’ share portfolios
in CureVac N.V. (NL-Amsterdam)

dated 16 June 2020
as amended by the 1st Supplement dated 14 August 2020

between

KfW
Palmengartenstr. 5-9
60325 Frankfurt am Main

– hereinafter referred to as “Federal Investor” –

on the one hand

and

dievini Hopp BioTech holding GmbH & Co. KG
represented by its general partner dievini Verwaltungs GmbH
Johann-Jakob-Astor-Str. 57
69190 Walldorf

– hereinafter referred to as “dievini” –

Mr Dietmar Hopp
Johann-Jakob-Astor-Str. 57
69190 Walldorf

– hereinafter referred to as “DH” –

and

DH-LT Investments GmbH
Opelstraße 28
68789 St. Leon-Rot

– hereinafter referred to as “DH-LT” –

- Federal Investor, dievini, DH and DH-LT hereinafter jointly referred to as the “Parties” or individually as a “Party” -

2nd Supplement to the Shareholders’ Agreement
between Federal Investor, dievini, DH and DH-LT
Execution Version

Preamble

A	On 16 June 2020, the Parties (except for DH-LT) entered into a shareholders’ agreement in relation to the Parties’ share portfolios in CureVac N.V. (NL-Amsterdam). DH-LT acceded to such shareholders’ agreement under a supplement to the shareholders’ agreement dated 14 August 2020 (“1st Supplement”) (the shareholders’ agreement as amended by the 1st Supplement is referred to as the “Shareholders’ Agreement”).

B	With this 2nd Supplement, the Parties intend to amend the Shareholders’ Agreement and clarify some aspects of it.

Now therefore, the Parties agree as follows:

1	Amendment to recital I

Recital I to the Shareholders’ Agreement is supplemented as follows:

I	[…] The number of Restricted Shares held by dievini and the Federal Investor directly after the IPO of CureVac N.V. and of Non-Restricted dievini Shares are as follows:

Restricted Shares held by dievini: 49,897,938 shares;

Restricted Shares held by the Federal Investor: 29,871,441 shares;

Unrestricted dievini Shares held by dievini: 29,877,2791 shares.

[1]	In the course of the realization of a first execution event as set forth in the VESOP (employee stock option plan of CureVac AG) triggered by the IPO of CureVac N.V. pursuant to section 23 of the Investment and Shareholders Agreement dated 17 July 2020, DH-LT has granted to dievini an amount of 704,027 shares in CureVac N.V. so required by way of a share loan as per 15 March 2021; such 704,027 shares have been transferred to CureVac AG directly in accordance with the applicable terms and conditions. In September 2021, dievini has returned such share loan to DH-LT by transfer of 404,027 Unrestricted dievini Shares and has terminated the share loan relationship. Since a second tranche of 709,166 Unrestricted dievini Shares was transferred on 13 October 2021 by dievini to CureVac AG as a result of dievini’s obligations under the VESOP, the number of Unrestricted dievini Shares in the Investment dievini has been reduced to 28,464,086 altogether, considering both aforementioned transfers.

2nd Supplement to the Shareholders’ Agreement
between Federal Investor, dievini, DH and DH-LT
Execution Version

2	Amendment to Section 5

Section 5 of the Shareholders’ Agreement is restated as follows:

5	Disposal of Restricted Shares

5.1	During the term of this Agreement, dievini and the dievini Shareholders shall not dispose of, transfer, encumber or lend any of the Restricted Shares held by them or take any other measures which will result or could result in a loss and/or transfer of voting rights (each of the legal transactions referred to above a “Disposal”; the term “dispose of” is to be construed accordingly), except to the extent expressly permitted under this Agreement. The defined terms “Disposal” or “dispose of” shall apply pursuant to the terms of this Agreement also to the Restricted Shares held by the Federal Investor and the Unrestricted dievini Shares. “Disponor” shall be anyone making a Disposal.

5.2	During the term of this Agreement, the Federal Investor shall not dispose of any of the Restricted Shares held by it, except to the extent expressly permitted under this Agreement.

5.3	Any Disposal of Restricted Shares by dievini for the benefit of

5.3.1	dievini’s affiliates (verbundene Unternehmen) within the meaning of Sections 15 et seq. AktG,

5.3.2	individuals being ultimate beneficiaries of dievini and their relatives (Angehörige) within the meaning of Section 15 AO,

5.3.3	Mr Dietmar Hopp, Mr Daniel Hopp, Mr Oliver Hopp, Prof Dr Christof Hettich, Dr Friedrich von Bohlen und Halbach, Dr Mathias Hothum and their respective relatives within the meaning of Section 15 AO and

5.3.4

partnerships and/or companies solely or jointly controlled by the persons referred to in Sections 5.3.2 and 5.3.3 above (each of the individuals or legal entities referred to in Sections 5.3.1 to 5.3.4 a “dievini Shareholder”)

does not contradict the principle in Section 5.1 and is expressly permitted without observing the right of first refusal mechanism set out in Sections 6.4 et seq. for the benefit of the Federal Investor, provided that (i) the relevant acquirer(s) fully accede(s) to this Agreement with effect as of the acquisition and fully submit(s) to the obligations existing hereunder with respect to the special binding characteristics and obligations existing with respect to the Restricted Shares disposed of to it/them and fully assume(s) the rights existing hereunder (cf. Section 13.2), (ii) the acquirer’s capacity as a dievini Shareholder is confirmed, no later than at the time of delivering the accession agreement pursuant to Section 13.2, by any of the documents listed in Annex 1 that are suitable as proof of such capacity and (iii) in the event that the aforementioned relationship ends, it is ensured that the Restricted Shares shall (again) be (re)-disposed of to dievini or dievini Shareholders, provided that the relevant acquirer(s) (if such acquirer(s) is/are not fully bound by this Agreement yet with respect to the Restricted Shares) fully accede(s) to this Agreement with effect as of the acquisition and fully submit(s) to the obligations existing hereunder with respect to the special binding characteristics and obligations existing with respect to the Restricted Shares (re)-disposed of to it/them and fully assume(s) the rights existing hereunder.

5.4.	Any Disposal of Restricted Shares by the Federal Investor to the Bund or for the benefit of the Bund’s affiliates within the meaning of Sections 15 et seq. AktG or legal entities controlled by it, in particular to any public law institutions, bodies or corporations (Körperschaften oder Anstalten) sponsored by the Bund (any of the aforementioned and the Bund itself a “Bund Related Party”), does not contradict the principle in Section 5.1 and is expressly permitted, provided that the relevant acquirer(s) fully accede(s) to this Agreement with effect as of the acquisition and fully submit(s) to the obligations existing hereunder with respect to the special binding characteristics and obligations existing with respect to the Restricted Shares disposed of to it/them and fully assume(s) the rights existing hereunder (cf. Section 13.2) and provided that, in the event that the aforementioned relationship ends, it is ensured that the Restricted Shares shall (again) be (re)-disposed of to the Bund or any Bund Related Party, provided that the relevant acquirer(s) (if such acquirer(s) is/are not fully bound by this Agreement yet with respect to the Restricted Shares) fully accede(s) to this Agreement with effect as of the acquisition and fully submit(s) to the obligations existing hereunder with respect to the special binding characteristics and obligations existing with respect to the Restricted Shares (re)-disposed of to it/them and fully assume(s) the rights existing hereunder.

2nd Supplement to the Shareholders’ Agreement
between Federal Investor, dievini, DH and DH-LT
Execution Version

3	Amendment to Sections 6.1, 6.2 and 6.3

Section 6.1 is deleted without replacement; to continue the existing numbering of the subsequent sub-sections of Section 6, Section 6.1 is intentionally left blank. Sections 6.2 and 6.3 of the Shareholders’ Agreement are restated as follows:

6.1	[left blank]

6.2	After the expiry of 14 August 2021 (the period until the expiry of 14 August 2021 being the “Initial Lock-up Period”), a Disposal of Restricted Shares and/or Unrestricted dievini Shares by dievini and/or dievini Shareholders shall be only possible in accordance with the following provisions:

6.2.1	dievini and/or dievini Shareholders shall be permitted at any time to dispose of (i) Restricted Shares pursuant to Section 5.3 and (ii) Unrestricted dievini Shares to dievini Shareholders in each case in an unlimited amount and without observing the right of first refusal mechanism set out in Sections 6.4 et seq. in favour of the Federal Investor.

dievini Shareholders to which Unrestricted dievini Shares are disposed of undertake to observe the special binding characteristics and obligations arising out of this Agreement with respect to the Unrestricted dievini Shares which have been disposed of to them (including, without limitation, such under Section 4.5) in such a manner as if the Disposal by dievini had not occurred. Section 5.3 shall apply mutatis mutandis if dievini Shareholders accede to this Agreement in the event of a Disposal of Unrestricted dievini Shares and in such event the dievini Shareholders concerned shall also submit documents suitable as proof of such capacity in accordance with Annex 1 and fully accede to this Agreement with effect as of the acquisition and fully submit to the obligations existing hereunder with respect to the special binding characteristics and obligations existing with respect to the Unrestricted dievini Shares disposed of to them and fully assume the rights existing hereunder (cf. Section 13.2).

Provided that the above provisions under Section 6.2.1 are observed, Disposals and/or (re)-Disposals of Restricted Shares or Unrestricted dievini Shares shall be permitted at any time as between dievini Shareholders inter se and/or between dievini Shareholders and dievini, and each such Disposal and/or (re)-Disposal of Restricted Shares or Unrestricted dievini Shares shall not trigger he right of first refusal mechanism pursuant to Sections 6.4 et seq. in favour of the Federal Investor.

6.2.2	A Disposal of Restricted Shares and/or, after the end of the Initial Lock-up Period, a Disposal of Unrestricted dievini Shares by dievini and/or dievini Shareholders to individuals or legal entities other than (i) dievini, (ii) dievini Shareholders, (iii) the Federal Investor or (iv) Bund-Related Parties (each such other individual or legal entity a “Third-Party Acquirer”) is only permitted if expressly provided for in the following provisions:

6.2.2.1	Within a further period of twelve (12) months from the expiry of the Initial Lock-up Period (the “Extended Lock-up Period”), dievini and/or the dievini Shareholders shall be permitted to dispose of Unrestricted dievini Shares to Third-Party Acquirers at a maximum aggregate consideration value (the higher of the purchase price and the stock market value (less a market standard discount on the stock market value) at the time the Disposal is closed) of EUR 450,000,000.00 (in words: four hundred fifty million Euro) (the “Cap”). Any Disposals of Prior VESOP Shares pursuant to Section 6.6 are not taken into account when calculating the Cap.

2nd Supplement to the Shareholders’ Agreement
between Federal Investor, dievini, DH and DH-LT
Execution Version

6.2.2.2	The right of first refusal mechanism set out in Sections 6.4 et seq. in favour of the Federal Investor shall not be triggered with respect to any Disposals of Unrestricted dievini Shares to Third-Party Acquirers by dievini and/or dievini Shareholders up to the Cap. In such event, Third-Party Acquirers shall not be obliged to accede to this Agreement with respect to the Unrestricted dievini Shares disposed of to them; accordingly, none of dievini and/or the dievini Shareholder(s), each in its/their capacity as Disponor(s), are under any obligation to procure that such Third-Party Acquirer accedes to this Agreement. dievini and/or the dievini Shareholders shall, however, inform the Federal Investor of such Disposal five (5) banking days before entering into a binding agreement on the Disposal.

6.2.2.3	After the expiry of the Extended Lock-up Period, dievini and/or the dievini Shareholders shall be permitted to dispose of all Unrestricted dievini Shares to Third-Party Acquirers without limitation. For the avoidance of doubt, the right of first refusal mechanism under Sections 6.4 et seq. in favour of the Federal Investor shall be triggered if and to the extent the Cap is exceeded by one or multiple Disposals of Unrestricted dievini Shares (including Disposals under Section 6.2.2.1).

A Disposal of Restricted Shares held by dievini and/or dievini Shareholders to any Third-Party Acquirer shall be permitted only upon expiry of the Extended Lock-up Period and only if such Third-Party Acquirer fully accedes to this Agreement with effect as of the acquisition and fully submits to the obligations existing hereunder with respect to the special binding characteristics and obligations existing with respect to the Restricted Shares disposed of to it and fully assumes the rights existing hereunder and also obliges any successors in title (individual or general) to accede to this Agreement as well. The right of first refusal mechanism set out in Sections 6.4 et seq. in favour of the Federal Investor shall be triggered in such event. Section 13.2 applies.

6.2.3	In any Disposal of Restricted Shares held by dievini or dievini Shareholders (including under Section 5.3) and/or Unrestricted dievini Shares, dievini or the relevant dievini Shareholder, as the case may be, each in their capacity as Disponor, shall classify the shares to be disposed of as Restricted Shares and/or Unrestricted dievini Shares and notify the Federal Investor of such classification together with the accession agreement at the latest – or, in case of Disposals under Section 6.2.2.2, together with the information to be provided in accordance with the final sentence of Section 6.2.2.2; pursuant to Annex 1, the number of Restricted Shares and/or Unrestricted dievini Shares to be disposed of as well as the number Restricted Shares and Unrestricted dievini Shares remaining with dievini and/or the dievini Shareholders must each be specified in such cases. Shares may only be classified as Unrestricted dievini Shares as long as a Disposal of such shares is permitted in accordance with the provisions hereof.

2nd Supplement to the Shareholders’ Agreement
between Federal Investor, dievini, DH and DH-LT
Execution Version

6.3	The Federal Investor and/or a Bund Related Party shall in principle be permitted to dispose of any Restricted Share of the Investment Bund to a Third-Party Acquirer after the expiry of the Initial Lock-up Period. The Federal Investor and/or the Bund Related Party shall, however, inform dievini and the dievini Shareholders of such Disposal five (5) banking days prior to entering into a binding agreement on the Disposal.

If and to the extent that the Federal Investor (and/or any Bund Related Party to whom Restricted Shares were disposed of pursuant to Section 5.4) disposes of Restricted Shares exceeding an aggregate consideration value (the higher of the purchase price and the stock market value (less a market standard discount on the stock market value) at the time the Disposal is closed) of EUR 300,000,000.00 (in words: three hundred million Euro) (the “Bund Cap”) to a Third-Party Acquirer under one or more of such Disposals, this Agreement shall end pursuant to Section 9.3. Any Disposal pursuant to Section 5.4 shall not be taken into account when calculating the Bund Cap, provided that the Restricted Shares disposed of pursuant to Section 5.4 are not disposed of to a Third-Party Acquirer.

If and to the extent that Restricted Shares are disposed of in accordance with the provisions of Section 6.3 sentence 1, the Investment Bund to be contributed by the Federal Investor for the purpose of the De Facto GM-Majority per IPO shall be reduced accordingly by the number of Restricted Shares so disposed of. For the avoidance of doubt, reducing the Investment Bund itself shall not have any impact on the Investment dievini to be contributed by dievini for the purpose of the De Facto GM-Majority per IPO or the number of Unrestricted dievini Shares, which shall remain unchanged in each case.

For the avoidance of doubt, the right of first refusal mechanism pursuant to Sections 6.4 et seq. in favour of dievini and/or a dievini Shareholder shall not apply to any Disposal made by the Federal Investor pursuant to this Section 6.3.

[…]

2nd Supplement to the Shareholders’ Agreement
between Federal Investor, dievini, DH and DH-LT
Execution Version

4	Amendment to Section 6.6

Section 6.6 of the Shareholders’ Agreement is deleted and replaced by the following restatement:

6.6	Notwithstanding any other provisions of this Section 6, dievini and the dievini Shareholders shall be permitted at any time after the expiry of 14 August 2021 to dispose of up to 7,421,217[2] Unrestricted dievini Shares (the “Prior VESOP Shares”) for the purpose of fulfilling dievini’s obligations arising from and in connection with an employee stock option plan introduced by CureVac AG in 2009 (the “Prior VESOP”) – inter alia under Section 31.4 in conjunction with Sections 23.3 and 23.4 of the Investment and Shareholders’ Agreement regarding CureVac AG dated 17 July 2020 – to CureVac AG, CureVac N.V. or to any direct beneficiary under the Prior VESOP without triggering the right of first refusal mechanism in Sections 6.4 et seq. in favour of the Federal Investor as a result of such and any subsequent Disposal of the Prior VESOP Shares. Subject to the same terms and conditions, dievini and the dievini Shareholders shall be alternatively permitted to dispose of such number of Prior VESOP Shares to third parties which corresponds to the number of shares of CureVac N.V. that these third parties made available to dievini for the purposes of fulfilling its obligations arising from and in connection with the Prior VESOP. Disposals permissible under the first and second sentences of this Section 6.6 may also be combined in any manner until the maximum number of Prior VESOP Shares is reached.

5	Amendment to Section 9.3

Section 9.3 of the Shareholders’ Agreement is restated as follows:

9.3	The Agreement further ends without need of a termination notice if and when the Bund Cap is exceeded as a result of a Disposal of Restricted Shares of the Investment Bund to a Third-Party Acquirer after the expiry of the Initial Lock-up Period.

[2]	In the course of the realization of a first execution event as set forth in the VESOP (employee stock option plan of CureVac AG) triggered by the IPO of CureVac N.V. pursuant to section 23 of the Investment and Shareholders Agreement dated 17 July 2020, DH-LT has granted to dievini an amount of 704,027 shares in CureVac N.V. so required by way of a share loan as per 15 March 2021; such 704,027 shares have been transferred to CureVac AG directly in accordance with the applicable terms and conditions. In September 2021, dievini has returned such share loan to DH-LT by transfer of 404,027 Unrestricted dievini Shares and has terminated the share loan relationship. Since a tranche of 709,166 Unrestricted dievini Shares was transferred on 13 October 2021 by dievini to CureVac AG as a result of dievini’s obligations under the VESOP, the number of Unrestricted dievini Shares which dievini is entitled to dispose of to CureVac AG, CureVac N.V. or a direct beneficiary under the Prior VESOP pursuant to this Section 6.6 has been reduced to 6,008,024 at the date of this 2nd Supplement to the Shareholders’ Agreement, considering both aforementioned transfers.

2nd Supplement to the Shareholders’ Agreement
between Federal Investor, dievini, DH and DH-LT
Execution Version

6	Amendment to Section 11

The wording “[…]; Joint Representative of dievini/dievini Shareholders; consents and co-operation” is added to the heading “Notices” of Section 11 of the Shareholders’ Agreement; furthermore, Section 11.1 sentence 3 is restated and the new Sections 11.3 and 11.4 are added:

11	Notices; Joint Representative of dievini/dievini Shareholders; consents and co-operation

11.1	[…] Declarations and other notices shall be sent by the Parties to the persons listed below under the respective contact details, who will act as authorised service agents until such authorisation is revoked:

Kreditanstalt für Wiederaufbau:

Ms Elina Pradkhan
Palmengartenstr. 5-9
60325 Frankfurt am Main

Fax: +49 (0)69 7431-665703
E-mail: elina.pradkhan@kfw.de

with copy to (for information purposes only):

Linklaters LLP
Mr Ulrich H. Wolff
Taunusanlage 8
60329 Frankfurt am Main

Fax: +49 (0)69 71003-333
E-mail: ulrich.wolff@linklaters.com

dievini, DH, DH-LT and any other dievini Shareholder that is or will be a Party to the Agreement:

dievini Verwaltungs GmbH
for the attention of the managing directors
Johann-Jakob-Astor-Straße 57
69190 Walldorf

Fax: +49 (0)6227 8608 470
E-mail: contact@dievini.com

(the “Joint Representative of dievini/dievini Shareholders”), with the Joint Representative of dievini/dievini Shareholders acting as the sole authorised service agent for any and all of the persons listed above, each with copy to (for information purposes only):

Prof Dr Christof Hettich
c/o RITTERSHAUS Rechtsanwälte Partnerschaftsgesellschaft mbB
Harrlachweg 4
68163 Mannheim

Fax: +49 (0)621 4256 250
E-mail: christof.hettich@rittershaus.net

[…]

2nd Supplement to the Shareholders’ Agreement
between Federal Investor, dievini, DH and DH-LT
Execution Version

11.3	dievini, DH and DH-LT (and any dievini Shareholder who has acceded to this Agreement in the meantime) hereby revocably authorise the Joint Representative of dievini/dievini Shareholders to make and receive any declaration on their behalf and to take any measure in connection with this Agreement, and dievini, DH and DH-LT (and any dievini Shareholder who has acceded to this Agreement in the meantime) shall ensure that any dievini Shareholder acceding to this Agreement in the future will authorise the Joint Representative of dievini/dievini Shareholders accordingly under the accession agreement. The authorisation granted to the Joint Representative of dievini/dievini Shareholders may only be revoked jointly by all principals and only if, at the same time, all principals have also jointly appointed, pursuant to this Agreement, a new Joint Representative of dievini/dievini Shareholders who is either one of them or another company jointly appointed by the principals which has its seat in the Federal Republic of Germany, provided that the Federal Investor may object to the replacement of the Joint Representative of dievini/dievini Shareholders within fifteen (15) banking days after the latter has been appointed by the principals if there is good cause (wichtiger Grund) intrinsic to the person of the new Joint Representative of dievini/dievini Shareholders which justifies such objection. For dievini, DH, DH-LT and the dievini Shareholders, who have authorised the Joint Representative of dievini/dievini Shareholders pursuant to this Section 11.3, the provisions in this Section 11.3 shall prevail over the provisions on the replacement of the authorised service agent set out in Section 11.2.

11.4	With respect to any Disposal provided for in this Agreement, the relevant Disponor shall be obligated to obtain any applicable official and other permits and approvals such as antitrust or merger control clearance or permits under foreign trade law before entering into a binding agreement on a Disposal or, to the extent legally permissible, before closing a Disposal and to comply with the provisions of the U.S. securities laws and regulations, NASDAQ and any other applicable securities regulations.

The Parties shall at any time use their best efforts to seek to implement and achieve the objectives of this Agreement, shall support each other in doing so and shall keep each other adequately informed.

2nd Supplement to the Shareholders’ Agreement
between Federal Investor, dievini, DH and DH-LT
Execution Version

7	Amendment to Section 13.2

Section 13.2 of the Shareholders’ Agreement is supplemented as follows:

13.2	[…] If and to the extent it is provided under this Agreement that the acquirer shall accede to this Agreement or is intended to submit to the obligations of Dievini or a Dievini Shareholder with respect to the Restricted Shares and/or Unrestricted dievini Shares disposed of and to assume the rights existing hereunder, in particular in the cases set out in Sections 5.3 and 6.2 of this Agreement, the Parties and in particular the Disponor shall procure that the acquirer shall validly enter into an accession agreement in the form of Annex 1 to this Agreement. From the date of accession, the acquirer shall be included in the term “Party”. Each Party undertakes to make and receive any declaration and take any measure to validly bring about such accession. If the requirements have been met, each Party shall give its consent, by signing the accession agreement, without undue delay (unverzüglich) – but not later than within fifteen (15) banking days – after receipt (by (i) the persons named from time to time in Section 11.1 and (ii) in any case by Ms Elina Pradkhan (Elina.Pradkhan@kfw.de), Ms Julia Klingen (Julia.Klingen@kfw.de) and Mr Ulrich Wolff (ulrich.wolff@linklaters.com)) of the complete accession agreement validly signed by the acquirer including any documents required as proof referred to therein. If the accession agreement is not signed by all Parties within the aforementioned period, the accession of the relevant acquirer to this Agreement shall be deemed to have been validly taken effect as between all Parties.

The first paragraph of this Section 13.2 shall apply mutatis mutandis to Disposals by the Federal Investor pursuant to Section 5.4, in which case the accession agreement shall be amended in such a way that the acquirer assumes and submits to the Federal Investor’s rights and obligations rather than the rights and obligations of dievini or the dievini Shareholders with respect to the Restricted Shares disposed of by the Federal Investor.

2nd Supplement to the Shareholders’ Agreement
between Federal Investor, dievini, DH and DH-LT
Execution Version

8	Final provisions

The other provisions of the Shareholders’ Agreement remain unchanged and continue to apply, but they are to be construed as amended by this 2nd Supplement. The definitions and final provisions set out in the Shareholders’ Agreement apply to this 2nd Supplement mutatis mutandis.

Walldorf,

/s/ Dietmar Hopp
Dietmar Hopp

Frankfurt,

KfW

/s/ Jan Klasen	/s/ Elina Pradkhan
Dr. Jan Klasen	Dr. Elina Pradkhan

Walldorf,

dievini Hopp BioTech holding GmbH & Co. KG represented by

dievini Verwaltungs GmbH, the latter represented by:

/s/ Dietmar Hopp	/s/ Christof Hettich
Dietmar Hopp	Prof Dr Christof Hettich

2nd Supplement to the Shareholders’ Agreement
between Federal Investor, dievini, DH and DH-LT
Execution Version

St. Leon-Rot,

DH-LT Investments GmbH

/s/ Dietmar Hopp
Dietmar Hopp

Annex 1 Form of accession agreement

2nd Supplement to the Shareholders’ Agreement
between Federal Investor, dievini, DH and DH-LT
Execution Version

Annex 1
Accession agreement to the Shareholders’ Agreement
regarding CureVac N.V.

This accession agreement (the “Agreement”) is entered into on [●] between:

(1)	KfW, Palmengartenstr. 5-9, 60325 Frankfurt am Main (the “Existing Party 1”);

(2)	dievini Hopp BioTech holding GmbH & Co. KG, represented by its general partner (Komplementärin) dievini Verwaltungs GmbH, Johann-Jakob-Astor-Str. 57, 69190 Walldorf (the “Existing Party 2”);

(3)	Mr Dietmar Hopp, Johann-Jakob-Astor-Str. 57, 69190 Walldorf (the “Existing Party 3”);

(4)	DH-LT Investments GmbH, Opelstraße 28, 68789 St. Leon-Rot (the “Existing Party 4”);

(5)	[...] [Other existing Parties to the Shareholders’ Agreement]

(the Parties referred to in (1) to ([●]), together the “Existing Parties”)

and

(6)	[New Shareholder] (the “New Shareholder”, and together with the Existing Parties, the “Parties”).

Preamble

(A)	The Existing Parties are Parties to a Shareholders’ Agreement in relation to their portfolio of shares in CureVac N.V. (the “Company”) dated 16 June 2020, as amended from time to time and most recently on [●] (the “Shareholders’ Agreement”), which stipulates, in particular, the exercise of voting rights and restrictions on the Disposal of Shares in the Company.

(B)	The New Shareholder is interested in acquiring [[●] Restricted Shares/[●] Unrestricted dievini Shares ]) in the Company (the “Shares”) from [●] (the “Disponor”) on [●] (the “Acquisition Date”). Following completion of the Disposal, [a total of [●] Restricted Shares/[●] Unrestricted dievini Shares] will remain with [dievini/the dievini Shareholders] / [a total of [●] Restricted Shares] will remain with KfW [and pursuant to Section 5.4 of the Shareholders’ Agreement with the Bund or the Bund’s affiliates (verbundene Unternehmen) within the meaning of Sections 15 et seq. AktG or any legal entities controlled by it, in particular any public-law corporations sponsored by the Bund].

(C)	Prior to acquiring the Shares, the New Shareholder must accede as a Party to the Shareholders’ Agreement pursuant to Section [13.2] of the Shareholders’ Agreement.

Now therefore, the Parties agree as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Unless otherwise defined herein and unless the context requires otherwise, terms defined in the Shareholders’ Agreement will have the same meanings in this Agreement.

2nd Supplement to the Shareholders’ Agreement
between Federal Investor, dievini, DH and DH-LT
Execution Version

1.2	Headings

Headings will not be used for interpreting this Agreement.

2	Only in the case of dievini Shareholders: Confirmation of capacity as dievini shareholder

The Disponor and the New Shareholder hereby expressly confirm that the New Shareholder is a dievini Shareholder within the meaning of the Shareholders’ Agreement, being [insert one of the options and capacities specified in Section 5.3] pursuant to Section [insert corresponding Section out of Sections 5.3.1 to 5.3.4] of the Shareholders’ Agreement. As proof of his/her capacity as dievini Shareholder pursuant to Section 5.3 of the Shareholders’ Agreement, the following documents are annexed to this accession agreement:

(i)	In case of an accession pursuant to Section 5.3.1 or 5.3.4 of the Shareholders’ Agreement: (i) extract from the register and/or other documents which demonstrate the New Shareholder’s status (under corporate law) and (ii) lists or registers of partners, shareholders or members (Gesellschafterlisten oder Aktionärs- oder Mitgliederregister) or other equivalent lists or registers in other relevant jurisdictions and, to the extent relevant, further (register) documents which conclusively show the capacity as affiliate, the individuals being ultimate beneficiaries or the relevant level of control exerted by the persons authorised to do so pursuant to the Shareholders’ Agreement.

(ii)	In case of an accession pursuant to Section 5.3.2 or 5.3.3 of the Shareholders’ Agreement, a copy of the New Shareholder’s identity card or passport and, if the New Shareholder’s capacity as dievini Shareholders cannot be conclusively determined from such copy of the identity card or passport, further documents which conclusively show such New Shareholder’s capacity as relative (Angehörigeneigenschaft) within the meaning of Section 15 AO.

3	OBLIGATIONS AND RIGHTS OF THE NEW SHAREHOLDER

3.1	Accession to the Shareholders’ Agreement

The New Shareholder hereby fully accedes as a Party to the Shareholders’ Agreement as per the Acquisition Date and undertakes to be bound, in the same way as the Disponor, by the Shareholders’ Agreement with respect to the special binding characteristics and obligations existing with respect to the Shares disposed of to it (or him). In this respect, the New Shareholder will be subject, to the same extent as the Disponor, to any rights and obligations to which the Disponor is subject under the Shareholders’ Agreement.

2nd Supplement to the Shareholders’ Agreement
between Federal Investor, dievini, DH and DH-LT
Execution Version

3.2	Assumption of obligations

Pursuant to Section [6.2.3] of the Shareholders’ Agreement the Disponor has determined the Shares to be [Restricted Shares/Unrestricted dievini Shares]. The New Shareholder undertakes to comply with all restrictions and obligations of the Disponor in relation to the [Restricted Shares/Unrestricted dievini Shares ] which are provided for in the Shareholders’ Agreement in such a way as if the transfer had not taken place and as if the Disponor continued to hold these Shares.

The New Shareholder will perform these obligations in full and without undue delay (unverzüglich), as if it (or he) had been a Party to the Shareholders’ Agreement, on the Disponor’s side and in the same way as the Disponor, right from the outset. Insofar as there are obligations that can only be performed in full jointly with the Disponor, the New Shareholder and the Disponor, in deviation from Section 13.5 of the Shareholders’ Agreement, will be jointly and severally liable (gesamtschuldnerisch haften) for performance and success.

3.3	Transfer restrictions

In particular, the New Shareholder will only dispose of the Shares to third parties subject to the condition that the acquirer(s) has (or have) in each case undertaken to be bound by the Shareholders’ Agreement, with respect to the special binding characteristics and obligations existing with respect to the Shares disposed of to such acquirer(s), by entering into an agreement equivalent to this Agreement prior to, and with effect from, the acquisition.

3.4	Rights of the New Shareholder

The Existing Parties and the New Shareholder are in agreement that, as from the Acquisition Date, the New Shareholder will have all rights under or in connection with the Shareholders’ Agreement which the Disponor had in relation to the Shares under the Shareholders’ Agreement, as if the New Shareholder had been a Party to the Shareholders’ Agreement right from the outset.

4	Only in the case of dievini Shareholders: POWER OF ATTORNEY

The New Shareholder hereby authorizes dievini Verwaltungs GmbH having its seat in Walldorf, registered in the commercial register (Handelsregister) of the Local Court (Amtsgericht) of Mannheim under HRB 701940, under a power of attorney for the benefit the Federal Investor as a third party beneficiary, to make and receive any declarations required to be made and received, and to take any measures required to be taken, under the Shareholders’ Agreement on the New Shareholder’s behalf.

5	NOTICES

All declarations and other notices under or in connection with this Agreement must be made in writing. This requirement will generally be met if documents are sent by post or courier, fax or e-mail (text form, Section 126b BGB), unless otherwise stipulated herein in individual cases. Declarations and other notices for the New Shareholder are to be sent by the Parties [for dievini Shareholders as New Shareholders: to dievini Verwaltungs GmbH under the contact details set out in the Shareholders’ Agreement, which will act as authorised service agent until such authorisation is revoked.] [for any other New Shareholders: to the persons listed below under the respective contact details, who will act as authorised service agents until such authorisation is revoked:

Address: [●]

E-mail: [●]

With copy to: [●]]

6	ASSIGNMENT AND TRANSFER

Except in the cases expressly permitted under the Shareholders’ Agreement, it will only be possible and permitted to assign or transfer – either in whole or in part – any right, beneficial interest or obligation subject to having previously obtained the written consent of all Parties to this Agreement in each case.

7	THIRD-PARTY RIGHT OWNERS

This Agreement will not establish any rights of third parties, or rights for the benefit of, or with protective effect for the benefit of, third parties.

8	MISCELLANEOUS

Subject to any provisions to the contrary in this Agreement, the provisions of Section 13 of the Shareholders’ Agreement will apply mutatis mutandis to this Agreement.

[execution pages will follow]

2nd Supplement to the Shareholders’ Agreement
between Federal Investor, dievini, DH and DH-LT
Execution Version

KfW

Name:	Name:

Title:	Title:

Date:	Date:

dievini Hopp BioTech holding GmbH & Co. KG, represented by dievini Verwaltungs GmbH, which, in turn, is represented by:

Name: Dietmar Hopp	Name: Prof Dr Christof Hettich

Title:	Title:

Place, date:	Place, date:

Dietmar Hopp

Name: Dietmar Hopp

Title:

Place, date:

2nd Supplement to the Shareholders’ Agreement
between Federal Investor, dievini, DH and DH-LT
Execution Version

DH-LT Investments GmbH

Name: Dietmar Hopp

Title:

Place, date:

[Other Existing Party]

Name:	Name:

Title:	Title:

Date:	Date:

[New Shareholder]

Name:	Name:

Title:	Title:

Date:	Date:

2nd Supplement to the Shareholders’ Agreement
between Federal Investor, dievini, DH and DH-LT
Execution Version

Annex

Documents to be submitted pursuant to Section 2 –
Confirmation of capacity as dievini Shareholders